As filed with the Securities and Exchange Commission on March 8, 2007

Registration No. 333-

333-                          -01

333-                          -02

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CHEVRON CORPORATION

CHEVRON CANADA FUNDING COMPANY

CHEVRON FUNDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Nova Scotia Delaware	94-0890210 47-0872633 75-3071421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CHEVRON CORPORATION CHEVRON FUNDING CORPORATION 6001 Bollinger Canyon Road, San Ramon, CA 94583 (925) 842-1000	CHEVRON CANADA FUNDING COMPANY 500 5th Avenue S.W., Calgary, Alberta T2P OL7 (403) 234-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lydia I. Beebe, Corporate Secretary

Chevron Corporation

6001 Bollinger Canyon Road, San Ramon, CA 94583

(925) 842-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ruth Modisette, Esq. David M. Koeninger, Esq. Pillsbury Winthrop Shaw Pittman LLP 50 Fremont Street, San Francisco, California 94105	Janet L. Fisher, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza, New York, New York 10006-1470

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt securities
Guarantees of the debt securities

(1)	An indeterminate aggregate initial offering price of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee except for $302,300, consisting of (a) $242,000 of unused filing fee in respect of unsold securities registered under registration statement no. 333-110487, initially filed November 14, 2003 by Chevron Corporation and certain of its wholly owned subsidiaries and (b) $60,300 of unused filing fee in respect of unsold securities registered under registration statement no. 333-91210, initially filed June 26, 2002 by Chevron Corporation and certain of its wholly owned subsidiaries, which fees have already been paid and may be offset pursuant to Rule 457(p) against the filing fee payable in respect of this registration statement.

PROSPECTUS

Chevron Corporation

Chevron Canada Funding Company

Chevron Funding Corporation

unconditionally guaranteed by

Chevron Corporation

DEBT SECURITIES

Any of Chevron Corporation, Chevron Canada Funding Company or Chevron Funding Corporation may offer debt securities from time to time. Market conditions at the time of sale will determine the terms of any securities offered.

Securities offered by Chevron Canada Funding Company or Chevron Funding Corporation, which are referred to collectively in this prospectus as the subsidiary issuers, will be unconditionally guaranteed by Chevron.

Chevron or any subsidiary issuer may issue securities in one or more series with the same or various maturities, at par, at a premium or with an original issue discount. The securities may be offered through underwriters or agents, or directly to investors or dealers. At the issuer’s option and as described in the relevant prospectus supplement, the securities may be denominated in U.S. dollars or in any other currency.

This prospectus describes generally the terms of the securities. A supplement or supplements to this prospectus will describe the specific terms of each issuance of debt securities. If any offering involves underwriters, dealers or agents, arrangements with them will be described in the prospectus supplement that relates to that offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 8, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that Chevron and the subsidiary issuers have filed with the United States Securities and Exchange Commission, which we refer to herein as the Commission. By using a shelf registration statement, Chevron or any subsidiary issuer may sell debt securities in one or more offerings. This prospectus only provides a general description of the securities that may be offered. Each time Chevron or a subsidiary issuer sells securities under the shelf registration, a supplement to this prospectus containing specific information about the terms of the securities will be provided. Any prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should read carefully both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

Chevron files annual, quarterly and special reports, proxy statements and other information with the Commission. Chevron’s filings are also available to the public over the Internet at its web site (www.chevron.com) or at the Commission’s website (www.sec.gov). Copies of all such reports, proxy statements and other documents are also available at the Commission’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Commission’s public reference room by calling the Commission at (800) SEC-0330. Chevron is not required to, and does not, provide annual reports to holders of its debt securities unless specifically requested to do so.

Chevron has filed a registration statement on Form S-3 with the Commission under the Securities Act of 1933, as amended, relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. Some information has been omitted in accordance with the rules and regulations of the Commission. For further information, please refer to the registration statement and the exhibits and schedules filed with it.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows Chevron to “incorporate by reference” into this prospectus the information in documents that Chevron files with it. This means that Chevron can disclose important information to you by referring you to other documents which it has filed separately with the Commission. The information incorporated by reference is an important part of this prospectus, and the information that Chevron files with the Commission after the date hereof will automatically update and may supercede this information. Chevron incorporates by reference the documents listed below and any future filings which Chevron makes with the Commission under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the termination of the offering of securities by this prospectus.

•	Chevron’s Annual Report on Form 10-K for the year ended December 31, 2006.

•	Chevron’s Current Report on Form 8-K filed February 5, 2007.

Upon written or oral request, Chevron will provide, without charge, to each person to whom a copy of this prospectus has been delivered, a copy of any or all of the documents described above which have been or may be incorporated by reference in this prospectus but not delivered with this prospectus. Requests for copies should be directed to:

Chevron Corporation

6001 Bollinger Canyon Rd., Building E

San Ramon, California 94583

Attention: Corporate Finance

Telephone: (925) 842-8049

CHEVRON CORPORATION

Chevron Corporation, a Delaware corporation, manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and foreign subsidiaries that engage in fully integrated petroleum operations, chemicals operations, mining operations of coal and other minerals, power generation and energy services. Chevron conducts business activities in the United States and approximately 180 other countries. Exploration and production (upstream) operations consist of exploring for, developing and producing crude oil and natural gas and also marketing natural gas. Refining, marketing and transportation (downstream) operations relate to refining crude oil into finished petroleum products; marketing crude oil and the many products derived from petroleum; and transporting crude oil, natural gas and petroleum products by pipeline, marine vessel, motor equipment and rail car. Chemicals operations include the manufacture and marketing of commodity petrochemicals, plastics for industrial uses, and fuel and lubricant oil additives.

Chevron’s executive offices are located at 6001 Bollinger Canyon Road, San Ramon, California 94583 (telephone: (925) 842-1000).

CHEVRON CANADA FUNDING COMPANY

Chevron Canada Funding Company, formerly ChevronTexaco Capital Company, is an indirect wholly owned subsidiary of Chevron, incorporated on May 7, 2002 and organized under the laws of Nova Scotia, Canada. Its principal executive offices are located at 500 5th Avenue S.W., Calgary, Alberta T2P OL7 (telephone: (403) 234-5000). Its business activities consist primarily of providing funds to non-U.S. affiliates of Chevron for general corporate purposes.

CHEVRON FUNDING CORPORATION

Chevron Funding Corporation, formerly ChevronTexaco Funding Corporation, is an indirect wholly owned subsidiary of Chevron, incorporated on June 11, 2002 and organized under the laws of the state of Delaware. Its principal executive offices are located at 6001 Bollinger Canyon Road, San Ramon, California 94583 (telephone: (925) 842-1000). Its business activities consist primarily of providing funds to its sole stockholder, Chevron Australia Holdings Pty Ltd., an indirect wholly owned subsidiary of Chevron, for general corporate purposes.

USE OF PROCEEDS

Except as any accompanying prospectus supplement may state, the net proceeds from the sale of securities will be used for general corporate purposes, including refinancing a portion of the existing commercial paper borrowings or long-term or short-term debt of Chevron or its subsidiaries, or financing capital programs.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contains or incorporates by reference forward-looking statements that have been made pursuant to the provisions of, and in reliance on the safe harbor under, the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “budgets” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond the control of Chevron and the subsidiary issuers and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the applicable prospectus supplement containing the forward-looking statements or, in the case of documents incorporated by reference, the date referenced in those documents. Neither Chevron nor any subsidiary issuer is obligated to update these statements or publicly release the result of any revision to them to reflect events or circumstances after the date of this prospectus or the applicable prospectus supplement or, in the case of documents incorporated by reference, the date referenced in those documents, or to reflect the occurrence of unanticipated events.

DESCRIPTION OF THE SECURITIES

The following is a general description of the securities that may be offered by this prospectus. This summary is not meant to be a complete description of the securities. The accompanying prospectus supplement will contain the material terms and conditions of the securities offered by such prospectus supplement.

Each series of securities will be issued under one of the following indentures:

•

Indenture, dated as of June 15, 1995, as supplemented by the First Supplemental Indenture dated October 13, 1999, each being between Chevron and The Bank of New York (as successor to JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as successor to Chemical Bank), as trustee.

•

Indenture, dated as of July 15, 2002, as supplemented by the First Supplemental Indenture dated as of September 10, 2002 and the Second Supplemental Indenture dated as of February 12, 2003, each being among Chevron, as guarantor, Chevron Canada Funding Company and The Bank of New York (as successor to JPMorgan Chase Bank), as trustee.

•	Indenture, dated as of August 15, 2003, among Chevron, as guarantor, Chevron Funding Corporation and The Bank of New York (as successor to JPMorgan Chase Bank), as trustee.

Each indenture provides for the issuance of securities without limitation as to aggregate principal amount. See “Description of the Indentures,” below.

For each series of securities, the following terms will be described in the prospectus supplement applicable to that series:

•	the identity of the issuer and the applicable indenture;
•	the designation of the series of securities;
•	the aggregate principal amount of the series of securities;
•	the stated maturity or maturities for payment of principal of the series of securities;
•	any sinking fund or analogous provisions;
•	the rate or rates at which the series of securities bears interest, the method of calculating the interest rate or rates and the interest payment dates for the series;
•	the currencies in which principal of and interest and any premium on the series of securities will be payable, if other than U.S. dollars;
•	the redemption date or dates, if any, and the redemption price or prices and other applicable redemption provisions for the series of securities;
•	whether the series will be issued as one or more global securities, and if so, the depository for the securities;
•	if not issued as global securities, the denominations in which the securities of the series will be issuable, if other than denominations of $1,000 and integral multiples of $1,000;
•	the date from which interest on the series of securities will accrue;
•	the basis upon which interest on the series of securities will be computed, if other than a 360-day year of twelve 30-day months;
•

if other than the principal amount of the series of securities, the portion of the principal amount of the series of securities that will be payable upon any declaration of acceleration of the maturity of the series of securities pursuant to the applicable indenture;

•	if other than the trustee under the applicable indenture, the person or persons who shall be registrar for the series of securities;
•	the record date; and
•	any other term or provision relating to the series of securities which is not inconsistent with the provisions of the applicable indenture.

DESCRIPTION OF THE INDENTURES

The following description of the indentures is only a summary. A copy of each indenture is filed as an exhibit to, or incorporated by reference in, this registration statement. We encourage you to read each indenture in its entirety.

General

Chevron may issue securities from time to time under an Indenture dated as of June 15, 1995, as supplemented by the First Supplemental Indenture, dated as of October 13, 1999, each being between Chevron and The Bank of New York (as successor to JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as successor to Chemical Bank), as trustee, and which are collectively referred to in this prospectus as the Chevron indenture. Chevron Canada Funding Company may issue securities from time to time under an Indenture dated as of July 15, 2002, as supplemented by the First Supplemental Indenture dated as of September 10, 2002 and the Second Supplemental Indenture dated as of February 12, 2003, each being among Chevron, as guarantor, Chevron Canada Funding Company and The Bank of New York (as successor to JPMorgan Chase Bank), as trustee. Chevron Funding Corporation may issue securities from time to time under an Indenture dated as of August 15, 2003 among Chevron, as guarantor, Chevron Funding Corporation and The Bank of New York (as successor to JPMorgan Chase Bank), as trustee. The subsidiary issuers’ indentures are referred to collectively in this prospectus as the subsidiary indentures. The subsidiary indentures, together with the Chevron indenture, are referred to collectively in this prospectus as the indentures.

The following terms apply to securities issued under any of the indentures. Terms of the indentures which apply only to securities issued by the subsidiary issuers appear below, under “The Subsidiary Indentures.”

Covenants of Chevron

Capitalized terms used in the following description are defined terms. The definitions of these terms are located under “—Definitions applicable to covenants.”

Corporate existence

In each indenture, Chevron agrees that, so long as securities are outstanding under the indenture, Chevron will not sell substantially all of its assets, dissolve, or consolidate or merge with any corporation unless the purchaser of the assets or the surviving company in any merger or consolidation:

•	is incorporated and existing under the laws of one of the states of the United States of America;
•	assumes Chevron’s obligations under the indenture and the securities issued under the indenture; and
•	is not, after the sale, merger or consolidation, in default under any provision of the indenture.

Securities to be secured in certain events

In each indenture, Chevron agrees that prior to consummating any consolidation or merger that would subject any Principal Property to any mortgage, security interest, pledge, lien or other encumbrance, it will secure all securities outstanding under the indenture equally and ratably with the debt or other obligation secured by the encumbrance resulting from the consolidation or merger. Chevron may also secure, together with the securities issued under the indenture, any of its other indebtedness or any indebtedness it guarantees that ranks equally with securities issued under the indenture. This covenant does not apply to debts or obligations that Chevron or any Restricted Subsidiary could have incurred without securing securities issued under the indenture pursuant to the covenant “Limitation on liens,” described in this prospectus.

Limitations on liens

In each indenture, Chevron agrees that it will not, and it will not permit any Restricted Subsidiary to, issue, assume or guarantee any debt secured by a mortgage, pledge or lien on any Property, without effectively providing that the securities outstanding under that indenture shall be equally and ratably secured. Chevron may also secure, together with the securities issued under that indenture, any of its other indebtedness or any indebtedness it guarantees that ranks equally with securities issued under that indenture. This covenant does not apply to debt secured by:

•	liens on Property of any corporation existing at the time the corporation becomes a Restricted Subsidiary;
•	liens on Property existing at the time Chevron acquired the Property;
•	liens on Property that secure debt incurred for the payment of all or any part of the purchase price of the Property;
•

liens on Property that secure a debt incurred prior to, at the time of or within two years after the acquisition of the Property for the purpose of financing all or any part of the purchase price of the Property;

•	liens on Property to secure a debt incurred to fund all or any part of the cost of exploration, drilling or development of the Property or the cost of improvements to the Property;
•	liens that secure debt owing by a Restricted Subsidiary to Chevron or any subsidiary of Chevron;
•	liens on personal property, other than shares of stock or indebtedness of any Restricted Subsidiary, to secure loans maturing in less than one year;
•	liens on Property to secure debt incurred in connection with any financing done in accordance with the provisions of section 103 of the Internal Revenue Code of 1986, as amended; or
•	any extension, renewal or replacement, in whole or in part, of any lien referred to in the above list or any debt secured by a lien referred to in the above list.

For purposes of this covenant, the following types of transactions are deemed not to create debt secured by a lien:

•

the sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize from the sale or transfer a specified amount of money, however determined, or a specified amount of the minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as a “production payment”; and

•

the mortgage or pledge of any property of Chevron or any Subsidiary in favor of the United States, or any state, or any department, agency or instrumentality of either, to secure partial, progress, advance or other payments to Chevron or any Subsidiary pursuant to the provisions of any contract or statute.

Notwithstanding the restrictions contained in this covenant, Chevron may, and may permit any Restricted Subsidiary to, issue, assume or guarantee debt without equally and ratably securing the securities issued under the indenture, provided that the aggregate amount of that debt and Attributable Debt with respect to sale and leaseback arrangements does not exceed ten percent of Chevron’s Consolidated Adjusted Tangible Assets.

Limitation on sale and leaseback

In each indenture, Chevron agrees that it will not, and it will not permit any Restricted Subsidiary to, enter into any sale and leaseback arrangement unless either:

•

Chevron or any Restricted Subsidiary could create debt secured by a mortgage pursuant to the covenant “Limitation on liens” on the property to be leased without equally and ratably securing the securities issued under that indenture; or

•

within one year before or after the sale or transfer, Chevron has applied or applies an amount equal to the greater of (a) the net proceeds of the sale of the leased property or (b) the fair value of the leased property at the time of the sale and leaseback transaction to:

•	the voluntary retirement of debt of Chevron or a Restricted Subsidiary or debt of a Subsidiary that matures more than one year after being incurred; or
•	the acquisition, development or improvement of a Principal Property.

This covenant does not apply to temporary leases for a term of not more than three years or sale or transfer and leaseback transactions involving the acquisition or improvement of Principal Properties, provided within one year before or after the sale or transfer, Chevron has applied or applies an amount equal to the greater of (a) the net proceeds of the sale of the leased property or (b) the fair value of the leased property at the time of the transaction to:

•	the voluntary retirement of debt of Chevron or a Restricted Subsidiary or debt of a Subsidiary that matures more than one year after being incurred; or
•	the acquisition, development or improvement of a Principal Property.

Definitions applicable to covenants

Terms used in this description of Chevron’s covenants under the indentures have the following meanings:

“Attributable Debt” for a sale-leaseback transaction means the lesser of

•	the fair value of the property subject to the transaction (as determined by Chevron’s Board of Directors); or
•	the present value of rent for the remaining term of the lease.

“Consolidated Adjusted Tangible Assets” means the consolidated total assets of Chevron and its subsidiaries as reflected in Chevron’s most recent consolidated balance sheet prepared in accordance with Chevron’s accounting policies and generally accepted accounting principles, less

•	goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other deferred charges;
•	total current liabilities except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases; and
•

deferred credits and other noncurrent obligations, including minority interests in consolidated subsidiaries and reserves—employee annuity plans and other reserves which may hereafter be defined in Chevron’s accounting policies.

“Principal Property” means any oil or gas producing property located in the United States of America, onshore or offshore, or any refinery or manufacturing plant located in the United States of America, in each case now owned or hereafter acquired by Chevron or a Restricted Subsidiary, except any oil or gas producing property, refinery or plant that in the opinion of the Board of Directors of Chevron is not of material importance to the total business conducted by Chevron and its consolidated Subsidiaries.

“Property” means Principal Properties or any shares of stock of or indebtedness of any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of Chevron that has substantially all of its assets located in the United States of America and owns a Principal Property, and in which Chevron’s direct or indirect capital investment, together with the outstanding balance of

•	any loans or advances made to such Subsidiary by Chevron or any other Subsidiary and
•	any debt of such Subsidiary guaranteed by Chevron or any other Subsidiary,

exceeds $100 million.

“Subsidiary” of Chevron means any corporation at least a majority of the outstanding securities of which having ordinary voting power (other than securities having such power only by reason of the happening of a contingency) is owned by Chevron or by one or more Subsidiaries or by Chevron and one or more Subsidiaries.

Any additional covenants

Any additional covenants with respect to any particular series of securities issued under an indenture will be described in the relevant prospectus supplement. The indentures do not contain any covenants specifically designed to protect securityholders against a reduction in the creditworthiness of Chevron in the event of a highly leveraged transaction. The indentures do not limit the amount of additional indebtedness that Chevron, or any of its subsidiaries, may incur.

Events of Default

The indentures define an event of default with respect to any particular series of securities as any one of the following events:

•	default for 30 days in any payment of interest on any security issued under the indenture;
•	default in the payment of the principal of or any premium on any security issued under the indenture;
•	default in the satisfaction of any sinking fund payment obligation relating to any series of securities issued under the indenture;
•	failure to perform any agreement or covenant in the securities of any series, in the indenture or any supplemental indenture, for 90 days after receiving notice of the failure;
•	particular events of bankruptcy, insolvency or similar reorganization of Chevron.

An event of default with respect to one series of securities will not necessarily constitute an event of default with respect to any other series of securities. If an event of default with respect to the securities of any one or more series occurs and is continuing, the trustee or the holders of not less than 25 percent in principal amount of the securities of each such series may declare the principal amount of all of the securities of that series, together with any accrued interest, to be immediately due and payable. In the case of any original issue discount securities, the terms of those securities will specify what portion of the principal amount the holders may declare due and payable upon a continuing event of default. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding securities of that series may, under some circumstances, rescind and annul the acceleration.

If an event of default occurs and is continuing, the trustee under the applicable indenture may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or any premium or interest on the securities of the series to which the default relates or to enforce the performance of any provision of that series of securities or the indenture under which the securities were issued.

The holders of a majority in principal amount of the outstanding securities of any series may waive any past event of default with respect to that series and its consequences, except a continuing default:

•	in the payment of the principal of or any redemption premium or interest on such securities;
•	in the satisfaction of any sinking fund obligation relating to such series of securities; or
•

in respect of a covenant or provision of the indenture under which the series of securities was issued which cannot be modified or amended without the consent of the holder of each security affected by the default.

Modifications of the Indenture

Without the consent of any holder of securities, Chevron and the trustee, in the case of the Chevron indenture, or Chevron, the subsidiary issuer and the trustee, in the case of a subsidiary indenture, may enter into a supplemental indenture to amend the indenture or the securities issued under that indenture for any of the following purposes:

•	to cure any ambiguity, defect or inconsistency;
•	to permit a successor to assume Chevron’s obligations or the obligations of any subsidiary issuer under the indenture as permitted by the indenture;
•	to eliminate or change any provision of the indenture, provided the change does not adversely affect the rights of any holder of outstanding securities;
•	to provide for the issuance and establish the terms and conditions of securities of any series;
•

to add to Chevron’s covenants or the covenants of any subsidiary issuer further covenants, restrictions or conditions for the protection of the holders of all or any particular series of securities; or

•	to appoint, at the request of the trustee, a successor trustee for a particular series of securities.

Chevron and the trustee and, if applicable, a subsidiary issuer, may modify or amend an indenture and the rights and obligations of Chevron and, if applicable, the subsidiary issuer, or the rights and obligations of the holders of the securities at any time with the consent of the holders of not less than a majority in aggregate principal amount of all series of securities then outstanding and affected by the proposed modification or amendment, voting as one class. However, without the consent of the holder of each affected outstanding security, no amendment or modification may, among other things:

•	change the fixed maturity or redemption date of any outstanding security;
•	reduce the rate of interest on any outstanding security;
•	alter the method of determining the rate of interest on any outstanding security;
•	extend the time of payment of interest;
•	reduce the principal amount of any outstanding security;
•	reduce any premium payable upon the redemption of any outstanding security;
•	change the coin or currency in which any outstanding securities or the interest thereon are payable;
•	impair the securityholders’ right to institute suit for the enforcement of payment;

•	reduce the percentage of the holders of outstanding securities whose consent is required for any modification or amendment;
•	change the time of payment or reduce the amount of any minimum sinking account or fund payment; or
•	modify any provisions of the indenture relating to the amendment of the indenture or the creation of a supplemental indenture, unless the change increases the rights of the securityholders.

Defeasance and Discharge

Each indenture provides that Chevron and, if applicable, the subsidiary issuer, may terminate and be fully discharged from their obligations with respect to any series of securities issued under that indenture if Chevron or the subsidiary issuer deposits in trust with the applicable trustee money, direct obligations of the United States of America or obligations guaranteed by the United States of America sufficient to pay principal, premium and interest, if any, on that series of securities to the date of its redemption or maturity. In the case of securities issued in a currency other than U.S. currency, Chevron or the subsidiary issuer may instead deposit direct obligations of or obligations guaranteed by the government that issued that currency. In order to terminate their obligations in this manner, Chevron or the subsidiary issuer must deliver to the trustee an opinion of counsel to the effect that the holders of that series of securities will not recognize income, gain or loss for federal income tax purposes as a result.

Chevron may also terminate its obligations to comply with covenants applicable to any outstanding securities, including the covenants described in “—Covenants of Chevron,” if it or any subsidiary issuer deposits in trust with the trustee money, direct obligations of the United States of America or obligations guaranteed by the United States of America sufficient to pay principal, premium and interest, if any, on that series of securities to the date of its redemption or maturity.

Governing Law

The indentures and each security issued under the indentures are to be deemed to be contracts made under, and are to be construed in accordance with, the laws of the State of New York.

Concerning the Trustee

The Bank of New York is the trustee of the Chevron indenture and each of the subsidiary indentures. In certain instances, Chevron or the holders of a majority of the then-outstanding principal amount of the securities may remove a trustee and appoint a successor trustee. A trustee may become the owner or pledgee of any of the securities issued under an indenture with the same rights it would have if it were not the trustee. Each trustee and any successor trustee must be a corporation:

•	organized and doing business as a commercial bank under the laws of the United States or of any state within the United States or of the District of Columbia;
•	authorized under applicable laws to exercise corporate trust powers;
•	having a combined capital and surplus of at least $100 million; and
•	subject to examination by federal or state or District of Columbia authority.

From time to time, a trustee may also serve as trustee under other indentures relating to securities issued by Chevron or affiliated companies and may engage in commercial transactions with Chevron and affiliated companies.

The Subsidiary Indentures

In addition to the general terms above, each subsidiary indenture includes the following terms.

Guarantee

Under the terms of each subsidiary indenture, Chevron fully and unconditionally guarantees to the holders of the securities the full and prompt payment of the interest, principal and any redemption premium on the securities. Chevron’s guarantee will remain in effect until the entire principal amount, all interest and any premium on the securities has been paid in full or otherwise discharged in accordance with the terms of the applicable subsidiary indenture. Chevron’s obligations under its guarantee contained in each subsidiary indenture are unconditional, irrespective of any invalidity, illegality, irregularity or unenforceability of any security or that subsidiary indenture. The trustee has the right to proceed first and directly against Chevron, without first proceeding against any subsidiary issuer or exhausting any other remedies it may have, in the event of a default in:

•	the payment of interest on any security;
•	the payment of principal of a security;
•	the payment of any premium on any security; or
•	any sinking fund payment.

Successors to Subsidiary Issuers

All of the rights and obligations of a subsidiary issuer under any subsidiary indenture and the securities outstanding under a subsidiary indenture may be assigned and transferred to:

•	another person with which the subsidiary is consolidated or merged or which acquires by conveyance or transfer any of the properties or assets of the subsidiary;
•	Chevron; or
•	a corporation, all of the outstanding shares of which, other than directors’ qualifying shares, are owned directly or indirectly by Chevron.

Provided that the requirements of this covenant have been met, upon the assignment or transfer, all of the obligations of the subsidiary issuer under the applicable indenture and the securities issued under that indenture shall cease and the subsidiary shall be released from its liability as obligor and from all other obligations under the applicable indenture. In connection with any assignment other than to Chevron, either

•	Chevron’s guarantee will remain in full force and effect or
•	Chevron will execute a new guarantee agreement containing substantially the same terms as those set forth in the applicable indenture.

Any successor to any subsidiary under an indenture must be organized and existing under the laws of the United States of America or one of the states of the United States of America. In the event a subsidiary issuer assigns all of its rights and obligations in respect of an indenture and any outstanding securities to Chevron, the covenants of Chevron described above under “—Covenants of Chevron” and any other covenants for the benefit of any series of securities issued under that indenture will remain in effect.

PLAN OF DISTRIBUTION

Securities may be sold in any one or more of the following ways:

•	directly to purchasers or a single purchaser;
•	through agents;
•	through dealers;
•	through one or more underwriters acting alone or through underwriting syndicates led by one or more managing underwriters;

each as may be identified in a prospectus supplement relating to an issuance of securities.

If securities described in a prospectus supplement are underwritten, the prospectus supplement will name each underwriter of the securities. Only underwriters named in a prospectus supplement will be deemed to be underwriters of the securities offered by that prospectus supplement. Prospectus supplements relating to underwritten offerings of securities will also describe:

•	the discounts and commissions to be allowed or paid to the underwriters;
•	all other items constituting underwriting compensation;
•	the discounts and commissions to be allowed or paid to dealers, if any; and
•	the exchanges, if any, on which the securities will be listed.

Securities may be sold directly by Chevron or any of the subsidiary issuers through agents designated by Chevron or a subsidiary issuer from time to time. Any agent involved in the offer or sale of securities, and any commission payable by Chevron or a subsidiary issuer to such agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent involved in the offer or sale of securities will be acting on a best efforts basis for the period of its appointment.

If indicated in a prospectus supplement, the obligations of the underwriters will be subject to conditions precedent. With respect to a sale of securities, the underwriters will be obligated to purchase all securities offered if any are purchased.

Chevron will indemnify any underwriters and agents against various civil liabilities, including liabilities under the Securities Act. Underwriters and agents may engage in transactions with or perform services for Chevron, the subsidiary issuers and affiliated companies in the ordinary course of business.

LEGAL OPINIONS

As to matters of U.S. law, Pillsbury Winthrop Shaw Pittman LLP will pass on the legality of the securities offered by this prospectus and any guarantees by Chevron of securities offered by this prospectus. As to any matters of Nova Scotia law, a law firm named in the applicable prospectus supplement will pass on the legality of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Chevron for the year ended December 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.        Other Expenses of Issuance and Distribution

All amounts reflected in the table below are estimated except the SEC registration fee.

SEC Registration Fee	$0	*
Blue Sky and Investment Eligibility Expenses	40,000
Trustee Fees and Expenses	50,000
Rating Agency Fees	200,000
Printing Fees	10,000
Legal Fees and Expenses	600,000
Accounting Fees and Expenses	150,000
Miscellaneous	100,000

Total	$1,150,000

*	Deferred in accordance with Rules 456(b) and 457(r).

Item 15.        Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, in which Chevron and Chevron Funding Corporation are incorporated, permits the indemnification of any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the corporation, or serving or having served, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Article IX of Chevron’s Restated Certificate of Incorporation (the “Chevron Certificate”) provides for indemnification of its directors, officers, employees and other agents and any person serving or having served, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law.

As permitted by sections 102 and 145 of General Corporation Law of the State of Delaware, the Chevron Certificate eliminates the liability of a Chevron director for monetary damages to Chevron and its stockholders arising from a breach or alleged breach of a director’s fiduciary duty except for liability under section 174 of General Corporation Law of the State of Delaware or liability for any breach of the director’s duty of loyalty to Chevron or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

The directors and officers of Chevron, Chevron Canada Funding Company and Chevron Funding Corporation are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; Chevron is similarly insured with respect to certain payments it might be required to make to its directors or officers or directors or officers of its subsidiaries under the applicable statutes and Chevron’s by-law provisions.

The Articles of Association of Chevron Canada Funding Company provide as follows:

“160. Every director or officer, former director or officer, or person who acts or acted at the Company’s request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses, including an amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the Company or such body corporate, partnership or other association, whether the Company is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the shareholders over all other claims.

161. No director or officer, former director or officer, or person who acts or acted at the Company’s request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person’s part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.”

Chevron Canada Funding Company is organized under the laws of Nova Scotia. The Companies Act (Nova Scotia) does not restrict a company from indemnifying directors and provides that in any proceeding against a director for negligence or breach of trust in which it appears to the court hearing the case that the director or person is or may be liable in respect of the negligence or breach of trust, but has acted honestly and reasonably and ought fairly to be excused for the negligence or breach of trust, the court may relieve the director, either wholly or partly, from the director’s liability on such terms as the court may think proper.

Item 16.        Exhibits

1.1*	Chevron Corporation Underwriting Agreement Standard Provisions.

1.2*	Chevron Canada Funding Company Underwriting Agreement Standard Provisions.

1.3*	Chevron Funding Corporation Underwriting Agreement Standard Provisions.

3.1	Restated Certificate of Incorporation of Chevron Corporation, dated May 9, 2005, filed May 10, 2005, as Exhibit 99.1 to Chevron Corporation’s Current Report on Form 8-K (File No. 001-00368) and incorporated herein by reference.

3.2	By-Laws of Chevron Corporation, as amended January 31, 2007, filed February 5, 2007, as Exhibit 3.1 to Chevron Corporation’s Current Report on Form 8-K (File No. 001-00368) and incorporated herein by reference.

3.3	Memorandum of Association of Chevron Canada Funding Company, filed June 26, 2002, as Exhibit 3.7 to Chevron Canada Funding Company’s Registration Statement on Form S-3 (File No. 333-91210-02) and incorporated herein by reference.

3.4	Articles of Association of Chevron Canada Funding Company, filed June 26, 2002, as Exhibit 3.8 to Chevron Canada Funding Company’s Registration Statement on Form S-3 (File No. 333-91210-02) and incorporated herein by reference.

3.5	Special Resolution of Chevron Canada Funding Company, filed November 12, 2002, as Exhibit 99 to Chevron Corporation’s Quarterly Report on Form 10-Q (File No. 001-00368) and incorporated herein by reference.

3.6*	Special Resolution of Chevron Canada Funding Company.

3.7	Certificate of Incorporation of Chevron Funding Corporation, filed June 26, 2002, as Exhibit 3.9 to Chevron Funding Corporation’s Registration Statement on Form S-3 (File No. 333-91210-01) and incorporated herein by reference.

3.8	Certificate of Amendment of Certificate of Incorporation of Chevron Funding Corporation, filed November 14, 2003, as Exhibit 3.7 to Chevron Funding Corporation’s Registration Statement on Form S-3 (File No. 333-110487-01) and incorporated herein by reference.

3.9*	Certificate of Amendment of Certificate of Incorporation of Chevron Funding Corporation.

3.10*	By-Laws of Chevron Funding Corporation.

4.1	Indenture, dated as of June 15, 1995, between Chevron Corporation and The Bank of New York (as successor to JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, as successor to Chemical Bank), as trustee, filed June 14, 1995, as Exhibit 4.1 to Chevron Corporation’s Amendment No. 1 to Form S-3 (File No. 033-58463) and incorporated herein by reference (as supplemented, the “Chevron Indenture”).

4.2	First Supplemental Indenture, dated as of October 13, 1999, between Chevron Corporation and The Bank of New York (as successor to JPMorgan Chase Bank, as successor to The Chase Manhattan Bank), as trustee, filed October 15, 1999, as Exhibit 4.1 to Chevron Corporation’s report on Form 8-K (File No. 001-00368) and incorporated herein by reference.

4.3*	Indenture, dated as of July 15, 2002, among Chevron Corporation, as guarantor, Chevron Canada Funding Company (formerly ChevronTexaco Capital Company) and The Bank of New York (as successor to JPMorgan Chase Bank), as trustee (as supplemented, the “CCFC Indenture”).

4.4	First Supplemental Indenture, dated as of September 10, 2002, among Chevron Corporation, as guarantor, Chevron Canada Funding Company (formerly ChevronTexaco Capital Company) and The Bank of New York (as successor to JPMorgan Chase Bank), as trustee, filed September 11, 2002, as Exhibit 4.1 to Chevron Corporation’s Current Report on Form 8-K (file No. 001-00368) and incorporated herein by reference.

4.5	Second Supplemental Indenture, dated as of February 12, 2003, among Chevron Corporation, as guarantor, Chevron Canada Funding Company (formerly ChevronTexaco Capital Company) and The Bank of New York (as successor to JPMorgan Chase Bank), as trustee, filed February 18, 2003, as Exhibit 4.1 to Chevron Corporation’s Current Report on Form 8-K (file No. 001-00368) and incorporated herein by reference.

4.6	Indenture, dated as of August 15, 2003 among Chevron Corporation, as guarantor, Chevron Funding Corporation (formerly ChevronTexaco Funding Corporation) and The Bank of New York (as successor to JPMorgan Chase Bank), as trustee, filed November 14, 2003 as Exhibit 4.8 to Chevron Funding Corporation’s Registration Statement on Form S-3 (File No. 333-110487-01) and incorporated herein by reference (the “CFC Indenture”).

4.7	Form of Security of Chevron Corporation, filed April 6, 1995, as Exhibit 4.2 to Chevron Corporation’s Registration Statement on Form S-3 (File No. 033-58463) and incorporated herein by reference.

4.8*	Form of Security of Chevron Canada Funding Company.

4.9	Form of Security of Chevron Funding Corporation is substantially identical in all material respects (except for the parties thereto and other details) to the Form of Security of Chevron Canada Capital Company filed herewith as Exhibit 4.8.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

5.2*	Opinion of Stewart McKelvey.

12.1	Statement as to computation of ratio of earnings to fixed charges filed February 28, 2007, as Exhibit 12.1 to Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 (File No. 001-00368) and incorporated herein by reference.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (contained in their opinion filed as Exhibit 5.1 to this registration statement).

23.3*	Consent of Stewart McKelvey (contained in their opinion filed as Exhibit 5.2 to this registration statement).

24.1*	Powers of Attorney for directors and certain officers of Chevron Corporation, authorizing, among other things, the signing of registration statements on their behalf.

24.2*	Powers of Attorney for directors and certain officers of Chevron Canada Funding Company, authorizing, among other things, the signing of registration statements on their behalf.

24.3*	Powers of Attorney for directors and certain officers of Chevron Funding Corporation, authorizing, among other things, the signing of registration statements on their behalf.

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Chevron Indenture.

25.2*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York with respect to the CCFC Indenture.

25.3*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York with respect to the CFC Indenture.

*	filed herewith.

Item 17.        Undertakings

The undersigned registrants hereby undertake:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Chevron pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of Chevron’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chevron Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on March 8, 2007.

CHEVRON CORPORATION

By	DAVID J. O’REILLY*
David J. O’Reilly
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 8, 2007.

Principal Executive Officers (and Directors)	Directors

DAVID J. O’REILLY*	SAMUEL H. ARMACOST*
David J. O’Reilly, Chairman of the Board and Chief Executive Officer	Samuel H. Armacost

PETER J. ROBERTSON*	LINNET F. DEILY*
Peter J. Robertson, Vice Chairman of the Board	Linnet F. Deily

ROBERT E. DENHAM*
Robert E. Denham

ROBERT J. EATON*
Robert J. Eaton

Principal Financial Officer	SAM GINN*
Sam Ginn

STEPHEN J. CROWE*	FRANKLYN G. JENIFER*
Stephen J. Crowe, Vice President and Chief Financial Officer	Franklyn G. Jenifer

Principal Accounting Officer	SAM NUNN*
Sam Nunn

MARK A. HUMPHREY*	DONALD B. RICE*
Mark A. Humphrey, Vice President and Comptroller	Donald B. Rice

CHARLES R. SHOEMATE *
Charles R. Shoemate

RONALD D. SUGAR*
Ronald D. Sugar

*By	/s/ LYDIA I. BEEBE	CARL WARE *
	Lydia I. Beebe, Attorney-in-Fact	Carl Ware

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chevron Canada Funding Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on March 8, 2007.

CHEVRON CANADA FUNDING COMPANY

By	MARK A. NELSON*
Mark A. Nelson
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 8, 2007.

Principal Executive Officer (and Director)

MARK A. NELSON*
Mark A. Nelson, President

Principal Financial Officer

HOWARD B. SHEPPARD*
Howard B. Sheppard, Treasurer

Principal Accounting Officer

RANDY S. RICHARDS*
Randy S. Richards, Comptroller

*By	/s/ LYDIA I. BEEBE
Lydia I. Beebe, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chevron Funding Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on March 8, 2007.

CHEVRON FUNDING CORPORATION

By	DAVID M. KRATTEBOL*
David M. Krattebol
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 8, 2007.

Principal Executive Officer (and Director)	Directors

DAVID M. KRATTEBOL*	RICHARD E. LEE*
David M. Krattebol, President	Richard E. Lee

Principal Financial Officer (and Director)

HOWARD B. SHEPPARD*
Howard B. Sheppard, Vice President and Treasurer

Principal Accounting Officer

RANDY S. RICHARDS*
Randy S. Richards, Vice President and Comptroller

*By	/s/ LYDIA I. BEEBE
Lydia I. Beebe, Attorney-in-Fact